EXHIBIT A
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                         FUNDS                                 EFFECTIVE DATE
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  FIRST TRUST DOW JONES SELECT MICROCAP INDEX(SM) FUND       SEPTEMBER 24, 2005
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     FIRST TRUST VALUE LINE(R) ARITHMETIC INDEX FUND
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FIRST TRUST MORNINGSTAR(R) DIVIDEND LEADERS(SM) INDEX FUND     MARCH 15, 2006
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            FIRST TRUST IPOX-100 INDEX FUND                    APRIL 13, 2006
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  FIRST TRUST NASDAQ-100 EQUAL WEIGHTED INDEX(SM) FUND         APRIL 25, 2006
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 FIRST TRUST NASDAQ-100-TECHNOLOGY SECTOR INDEX(SM) FUND       APRIL 25, 2006
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